Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Medidata Solutions, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 27, 2012.

VISTA EQUITY PARTNERS FUND III, L.P

By:	/s/ John Warnken-Brill
Name: John Warnken-Brill
Title: Attorney-in-Fact

VISTA EQUITY PARTNERS FUND III (PARALLEL), L.P

By:	/s/ John Warnken-Brill
Name: John Warnken-Brill
Title: Attorney-in-Fact

VEPF III FAF, L.P.

By:	/s/ John Warnken-Brill
Name: John Warnken-Brill
Title: Attorney-in-Fact

VEPF III AIV V, L.P.

By:	/s/ John Warnken-Brill
Name: John Warnken-Brill
Title: Attorney-in-Fact

VISTA EQUITY PARTNERS FUND III GP, LLC

By:	/s/ John Warnken-Brill
Name: John Warnken-Brill
Title: Attorney-in-Fact

VEFIIGP, LLC

By:	/s/ John Warnken-Brill
Name: John Warnken-Brill
Title: Attorney-in-Fact

ROBERT F. SMITH

By:	/s/ John Warnken-Brill
Name: John Warnken-Brill
Title: Attorney-in-Fact